Exhibit 99.1

For Immediate Release

Encore Capital Reports Second Quarter 2006 Financial Results

SAN DIEGO, August 3, 2006 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt management company, today reported consolidated financial results for the second quarter ended June 30, 2006.

For the second quarter of 2006:

•	Gross collections were $79.2 million, a 12% increase over the $70.4 million in the same period of the prior year

•	Revenues from the debt purchasing business were $59.7 million, an 11% increase over the $53.8 million in the same period of the prior year. Revenues from the bankruptcy servicing business were $6.2 million

•	Net income was $7.5 million, a 7% decrease from the $8.1 million in the same period of the prior year

•	Earnings per fully diluted share were $0.32, a 6% decrease from the $0.34 in the same period of the prior year

•	Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense related to stock options, and portfolio amortization, were $42.8 million, a 10% increase from the $39.0 million in the same period of the prior year

Commenting on the second quarter results, J. Brandon Black, President and CEO of Encore Capital Group, Inc., said, “We are pleased with our execution in the second quarter. We continue to gain traction with the new portfolio liquidation strategies that we have initiated over the last two quarters, which are having a positive impact on our collections. The strong cash flow generated during the quarter funded all of our new portfolio purchases, while also allowing us to pay down our debt levels by $9 million.

“Pricing remained elevated for new portfolios and we remained disciplined in our purchasing. During the second quarter, we invested $21 million to purchase $594 million in face value of debt. We found good value in alternative asset classes, as more than 50% of our purchases during the second quarter were non-credit card purchases,” said Mr. Black.

Financial Highlights

Revenue recognized on receivable portfolios, as a percentage of portfolio collections, was 75% in the second quarter of 2006, compared with 76% in the second quarter of 2005. The slightly lower revenue recognition rate was primarily attributable to a higher percentage of collections from more recently purchased portfolios that have lower collection multiples assigned to them. The effect of the shift in collections mix was mitigated by increases in effective interest rates on

Encore Capital Group, Inc.

certain pools as a result of additional forecasted collections from recently implemented operating initiatives and to a lesser degree by the extension of collection forecasts from 60 months to 72 months.

The Company generated $6.3 million in fee-based revenue during the second quarter of 2006, primarily through the Ascension Capital bankruptcy services business acquired in August 2005. The increase in Ascension Capital’s revenue from the first quarter of 2006 is attributable to the timing of revenue recognition on the large number of accounts that were placed with Ascension in the weeks leading up to bankruptcy reform in 2005.

Total operating expenses for the second quarter of 2006 were $45.7 million, compared with $31.9 million in the second quarter of 2005. Excluding stock option expense and Ascension Capital, which is a fee-based business, operating expenses were $39.2 million in the second quarter of 2006, compared with $31.9 million in the second quarter of 2005, and operating expense per dollar collected increased to 49% from 45%. This increase was primarily a result of the lower level of portfolio sales in the quarter, which generally have a lower cost structure than other collection channels, and the ramp-up of certain operating initiatives where collections lag expenses.

Total interest expense was $7.3 million in the second quarter of 2006, compared to $8.4 million in the second quarter of 2005. The contingent interest component of interest expense was $4.2 million in the second quarter of 2006, compared with $6.7 million in the same period of the prior year. The Company continues to see a reduction in contingent interest expense as collections decline from older portfolios purchased under its previous credit facility.

Outlook

Commenting on the outlook for Encore Capital Group, Mr. Black said, “We continue to believe we will generate solid cash flows through the remainder of 2006. Our core collection business continues to perform well and we believe that we have excellent flexibility to capitalize on portfolio purchases as the opportunities present themselves. We intend to continue our combination of discipline, innovation and diversification to generate solid returns for our stockholders.”

Conference Call and Webcast

The Company will hold a conference call today at 2:00 PM Pacific time / 5:00 P.M. Eastern time to discuss second quarter results. Members of the public are invited to listen to the live conference call via the Internet.

To hear the presentation and to access a slide presentation containing financial information that will be discussed in the conference call, log on at the Investor Relations page of the Company’s web site at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

Encore Capital Group, Inc.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total operating expenses excluding stock option expense and Ascension Capital operating expenses because the elimination of these expense items included in the GAAP financial measure results in enhanced comparability of certain key financial results between the periods presented. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance. Neither Adjusted EBITDA nor operating expenses excluding stock option expense and Ascension Capital operating expenses has been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, and a reconciliation of operating expenses excluding stock option expense and Ascension Capital operating expenses to the GAAP measure total operating expenses in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of future collections, profitability, expectations regarding revenues, the ability to generate strong cash flows, any non-GAAP financial measures referenced herein, income or loss (including our expectations regarding measures designed to increase portfolio liquidation and the resulting effect on revenue and profitability), and plans for future acquisitions, operations, products or services, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities; the impact on our operating results resulting from a higher percentage of collections being derived from more recently purchased portfolios that have lower collection multiples assigned to them; the Company’s ability to acquire and collect on portfolios consisting of new types of receivables; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations; the Company’s ability to successfully execute acquisitions; the Company’s continued servicing of receivables in its third party financing transactions; the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative

Encore Capital Group, Inc.

proceedings; and risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006. Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot control, predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation, nor does the Company intend, to update or revise any forward-looking statements to reflect new information or future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

	June 30, 2006 (Unaudited)	December 31, 2005 (A)
Assets
Cash and cash equivalents	$10,078	$7,026
Restricted cash	4,027	4,212
Accounts receivable, net	3,565	5,515
Investment in receivable portfolios, net	253,437	256,333
Property and equipment, net	4,775	5,113
Prepaid income tax	9,331	13,570
Purchased servicing asset	1,934	3,035
Forward flow asset	33,690	38,201
Other assets	17,790	16,065
Goodwill	14,205	14,148
Identifiable intangible assets, net	4,427	5,227

Total assets	$357,259	$368,445

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$19,679	$23,101
Accrued profit sharing arrangement	12,848	16,528
Deferred tax liabilities, net	9,463	7,241
Deferred revenue	1,524	3,326
Purchased servicing obligation	1,080	1,776
Debt	177,369	198,121

Total liabilities	221,963	250,093

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 22,777 shares and 22,651 shares issued and outstanding as of June 30, 2006 and December 31, 2005, respectively	228	227
Additional paid-in capital	62,652	57,989
Accumulated earnings	72,098	59,925
Accumulated other comprehensive income	318	211

Total stockholders’ equity	135,296	118,352

Total liabilities and stockholders’ equity	$357,259	$368,445

(A)	Derived from the audited consolidated financial statements as of December 31, 2005.

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues
Revenue from receivable portfolios, net	$59,604	$53,519	$117,178	$103,939
Servicing fees and other related revenue	6,329	239	9,235	295

Total revenues	65,933	53,758	126,413	104,234

Operating expenses
Salaries and employee benefits	16,306	12,375	32,585	24,975
Stock-based compensation expense	1,464	—	2,845	—
Cost of legal collections	12,944	8,631	24,222	16,987
Other operating expenses	5,655	4,150	12,101	8,792
Collection agency commissions	5,032	3,462	9,645	5,486
General and administrative expenses	3,300	2,869	7,033	5,027
Depreciation and amortization	968	417	1,928	928

Total operating expenses	45,669	31,904	90,359	62,195

Income before other income (expense) and income taxes	20,264	21,854	36,054	42,039

Other income (expense)
Interest expense	(7,337)	(8,384)	(15,288)	(16,471)
Other income	284	203	334	608

Total other expense	(7,053)	(8,181)	(14,954)	(15,863)

Income before income taxes	13,211	13,673	21,100	26,176
Provision for income taxes	(5,716)	(5,576)	(8,927)	(10,627)

Net income	$7,495	$8,097	$12,173	$15,549

Basic - earnings per share computation:
Net income available to common stockholders	$7,495	$8,097	$12,173	$15,549

Weighted average shares outstanding	22,776	22,286	22,729	22,257

Earnings per share – Basic	$0.33	$0.36	$0.54	$0.70

Diluted - earnings per share computation:
Net income available to common stockholders	$7,495	$8,097	$12,173	$15,549

Weighted average shares outstanding	22,776	22,286	22,729	22,257
Incremental shares from assumed conversion of stock options	615	1,231	663	1,309

Diluted weighted average shares outstanding	23,391	23,517	23,392	23,566

Earnings per share – Diluted	$0.32	$0.34	$0.52	$0.66

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Six Months Ended June 30,
	2006	2005
Operating activities
Gross collections	$166,802	$136,260
Less:
Amounts collected on behalf of third parties	(351)	(597)
Amounts applied to principal on receivable portfolios	(49,411)	(31,724)
Servicing fees	99	295
Operating expenses	(81,201)	(61,754)
Interest payments	(6,095)	(2,776)
Contingent interest payments	(12,601)	(16,412)
Other income	334	608
Decrease in restricted cash	185	502
Income taxes	(863)	(10,702)
Excess tax benefits from stock-based payment arrangements	(749)	—

Net cash provided by operating activities	16,149	13,700

Investing activities
Cash paid for Jefferson Capital acquisition	—	(142,860)
Purchases of receivable portfolios	(43,842)	(44,862)
Collections applied to principal of receivable portfolios	49,411	31,724
Proceeds from the sale of marketable securities	—	40,000
Proceeds from put-backs of receivable portfolios	1,984	739
Purchases of property and equipment	(790)	(1,051)

Net cash provided by (used in) investing activities	6,763	(116,310)

Financing activities
Proceeds from notes payable and other borrowings	4,500	167,366
Repayment of notes payable and other borrowings	(25,134)	(54,025)
Capitalized loan costs	—	(2,103)
Proceeds from exercise of common stock options and warrants	144	685
Excess tax benefits from stock-based payment arrangements	749	—
Repayment of capital lease obligations	(119)	(95)

Net cash (used in) provided by financing activities	(19,860)	111,828

Net increase in cash	3,052	9,218
Cash and cash equivalents, beginning of period	7,026	9,731

Cash and cash equivalents, end of period	$10,078	$18,949

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income and Operating Expenses, Excluding Stock Option

Expense and Ascension Capital Operating Expenses to GAAP Total Operating Expenses

(Unaudited, In Thousands)

	Three Months Ended June 30,
	2006	2005
GAAP net income, as reported	$7,495	$8,097
Interest expense	7,337	8,384
Provision for income taxes	5,716	5,576
Depreciation and amortization	968	417
Amount applied to principal on receivable portfolios	19,832	16,564
Stock-based compensation expense	1,464	—

Adjusted EBITDA	$42,812	$39,038

GAAP total operating expense, as reported	$45,669	$31,904
Stock-based compensation expense	(1,464)	—
Ascension Capital operating expenses	(4,973)	—

Operating expenses, excluding stock option expense and Ascension Capital operating expenses	$39,232	$31,904

# # #